SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 1, 2013, the Compensation Committee of the Board of Directors granted restricted stock awards to the following executive officers:

Name	Title	Restricted Stock Award

John E. Peck	President & CEO*	6,969
Michael L. Woolfolk	Executive VP and Chief Operations Officer*	5,222
P. Michael Foley III	Senior VP and Chief Credit Officer**	2,528
Billy C. Duvall	Senior VP, Chief Financial Officer and Treasurer*	4,298

*	Company and Bank
**	Bank only

The restricted share awards are subject to the terms and conditions of the HopFed Bancorp, Inc. (the “Company”) 2013 Long-Term Incentive Plan (the “Plan”) and the related Restricted Share Award Agreement which is attached hereto as Exhibit 10.3 and incorporated by reference. The Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed May 28, 2013, and is incorporated by reference. The closing price of the Company’s common stock on July 1, 2013, was $10.80 per share.

On July 1, 2013, the Compensation Committee voted to extend the employment contracts of Messrs. Peck and Woolfolk with each of the Company and Heritage Bank USA, Inc., the Company’s wholly owned, Kentucky chartered commercial bank subsidiary (the “Bank”), for an additional year, each to a term of three years.

On July 1, 2013, the Company and the Bank each entered into an amended and restated employment agreement with Mr. Duvall. The amended and restated employment agreements are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference.

Each of the employment agreements with Mr. Duvall is for a three year term. Prior to July 1 of each year the agreements may be extended for an additional one-year period beyond the then applicable expiration date, if the Compensation Committee determines that the employee’s performance has met the requirements and standards of the Board of Directors.

The employment agreements with Mr. Duvall provide for a base salary of $185,680 per annum. Mr. Duvall may participate with other senior management in discretionary bonuses and in any fringe benefits that may become available and are commensurate with the responsibilities and functions to be performed by the employee.

The employment agreements provide for a payment of 2.9 times Mr. Duvall’s base salary in the event of a change of control of the Company (as defined in the agreements), subject to certain limitations, and for payments of the salary provided under these agreements up to expiration of their terms upon termination of the employee without cause.

As amended, the agreements provide that, in the event any payment or distribution to Mr. Duvall under the agreements or otherwise, would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, the after-tax payments to him (as defined in the agreements) would be reduced to avoid payment of this excise tax.

Also as amended, the agreements do not restrict Mr. Duvall from competing with the Company and the Bank after any termination of his employment, but the agreements prohibit him, for a period of 12 months after any termination of employment, from soliciting employees of the Company and the Bank for hire.

On July 1, 2013, Compensation Committee made the following decisions on executive management compensation that are effective July 1, 2013:

Name	Title	Prior Base	New Base

John E. Peck	President & CEO*	$301,044	$301,044
Michael L. Woolfolk	Executive VP and Chief Operations Officer*	$225,608	$225,608
Billy C. Duvall	Senior VP, Chief Financial Officer and Treasurer*	$185,680	$185,680
P. Michael Foley III	Senior VP and Chief Credit Officer**	$170,000	$182,000

*	Company and Bank
**	Bank only

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated July 1, 2013, by and between Billy C. Duvall and HopFed Bancorp, Inc.

10.2	Employment Agreement, dated July 1, 2013, by and between Billy C. Duvall and Heritage Bank, USA.

10.3	Form of HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan Restricted Share Award Agreement.

10.4	HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K/A, filed May 28, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: July 8, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer